Exhibit 99.1

Additional Information:	For Immediate Release
Thomas A. Bessant, Jr.
(817) 335-1100

CASH AMERICA APPOINTS DENNIS J. WEESE AS PRESIDENT AND

CHIEF OPERATING OFFICER OF ITS RETAIL SERVICES DIVISION

Fort Worth, Texas (July 3, 2008) — Cash America International, Inc. (NYSE: CSH) announced today that it has appointed Dennis J. Weese as President and Chief Operating Officer of its Retail Services Division. Mr. Weese joined Cash America in September of 2007 as the Company’s Executive Vice President and Chief Operating Officer – Retail Services Division. His responsibilities in the new role will include the oversight and management of all of Cash America’s store-front operations, namely the Company’s pawn, cash advance and check cashing store locations. Mr. Weese is also assuming the responsibilities of Jerry Wackerhagen, formerly Cash America’s President – Retail Services Division, who left the Company on June 30th.

Commenting on the move, Daniel R. Feehan, President and Chief Executive Officer of Cash America said, “The opportunity to consolidate two senior management roles into one will enable us to manage the day-to-day operations of our store base more efficiently. Mr. Weese has substantial knowledge and experience in multi-unit storefront operations and has exhibited outstanding leadership and management skills during his time with Cash America. We are excited about his leadership of our store-front activities going forward.”

Prior to joining the Company, Mr. Weese held various leadership positions with companies such as PepsiCo, The Limited and most recently, Brinker International, where he oversaw the operations of the “On the Border Mexican Grill and Cantina” restaurant chain. Dennis attended the United States Military Academy at West Point where he received a bachelor’s degree in economics, and received an MBA from Auburn University in Auburn, Alabama.

Cash America International, Inc. is a provider of specialty financial services to individuals in the United States with 939 total locations as of March 31, 2008. Cash America is the largest provider of secured non-recourse loans to individuals, commonly referred to as pawn loans, through 499 locations in 22 states under the brand names Cash America Pawn and SuperPawn. The Company also offers short-term cash advances in many of its locations including 304 locations that offer this service under the brand names Cash America Payday Advance and Cashland. Short-term cash advances are also offered over the Internet to customers in 33 states in the United States and in the United Kingdom at http://www.cashnetusa.com and http://www.quickquid.co.uk, respectively. In addition, check cashing services are provided through its 136 franchised and Company-owned “Mr. Payroll” check cashing centers.

For additional information regarding the Company and the services it provides, visit the Company’s websites located at:

http://www.cashamerica.com	http://www.cashnetusa.com

http://www.cashlandloans.com	http://www.quickquid.co.uk

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements about the business, financial condition and prospects of Cash America International, Inc. and its subsidiaries (the “Company”). The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation, changes in demand for the Company’s services, the continued acceptance of the online distribution channel by the Company’s cash advance customers, the actions of third parties who offer products and services at the Company’s locations, changes in tax and other laws and governmental rules and regulations applicable to the Company’s business, fluctuations in the price of gold, changes in competition, the ability of the Company to open new operating units in accordance with its plans, economic conditions, real estate market fluctuations, interest rate fluctuations, changes in foreign currency exchange rates, changes in the capital markets, the ability to successfully integrate newly acquired businesses into the Company’s operations and other risks indicated in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties are beyond Company’s control, and the Company cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as “believes,” “estimates,” “plans,” “expects,” “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.

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